SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF l934

                       MAGNITUDE INFORMATION SYSTEMS, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)


              DELAWARE                                   75-2228828
- --------------------------------------   ------------------------------------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

401 STATE ROUTE 24
CHESTER, NEW JERSEY                                       07930
- ----------------------------------                      -----
(Address of principal executive offices)                (Zip Code)

If this Form relates to the registration  If this Form relates to the registra-
of a class of securities pursuant to      tion of a class of securities pursuant
Section 12(b)of the Exchange Act and is   to Section 12(g) of the Exchange Act
effective pursuant to General             and is effective pursuant to General
Instruction A.(c), check the following    Instruction A.(d), check the following
box            [_]                        box.                       [X]

  Securities Act registration statement file number to which this form relates:

                                    333-52618
                                 ---------------
        Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE
                                   ----------
        Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, $0.001 PAR VALUE PER SHARE
              -----------------------------------------------------
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Common Stock of Registrant set forth under the caption "DESCRIPTION OF CAPITAL STOCK" at pages 47 and 48 of the Company's Registration Statement on Form SB-2 (File No. 333-52618) as filed with the Securities and Exchange Commission on December 22, 2000, or as subsequently amended (the "Registration Statement"), and in the Prospectus, forming a part of the Registration Statement, located at pages 30 and 31 thereof filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, is hereby incorporated by reference herein.

                              ---------------------

ITEM 2.  EXHIBITS.

         The following exhibits are incorporated by reference herein from the documents indicated:

 Exhibit
  Number       Exhibit Title or Description
------         ---------------------------
 2.2           Agreement  and Plan of  Merger  with  Rolina  Corporation  and
               Steven D.  Rudnik,  and  Employment  Agreement  with Steven D.
               Rudnik,  both of the date February 2 , 1998,  previously filed as Exhibit to the Company's report on Form 10-KSB for the year ended December 31, 1998 and incorporated herein by reference.
3(i)           Articles of  Incorporation  and  Amendments  thereto,
               incorporated  herein by  reference to Exhibits of previous filings with the Commission.
3(ii)          Bylaws  of  the  Company,  incorporated  herein  by
               reference  to  Exhibits  of  previous  filings  with  the
               Commission.
4.1*           Term Sheet
4.2*           Form of Subscription Agreement
4.3*           Form of Common Stock Purchase Warrant
4.4*           Form of Convertible Promissory Note
4.5*           Form of Subscription Agreement
4.6*           Form of Convertible Grid Promissory Note
4.7*           Form of Common Stock Purchase Warrant
4.8*           Form of Convertible Promissory Note
4.9*           Form of Common Stock Purchase Warrant
4.10*          Loan Agreement with S.Kroll
4.11*          Form of Convertible Promissory Note
4.12*          Form of Subscription Agreement
4.13*          Form of Subscription Agreement
4.14*          Form of Subscription Agreement
4.15*          Form of Subscription Agreement
4.16*          Form of Subscription Agreement


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

4.17*          Form of Common Stock Purchase Warrant
4.18*          Amendment to the Company's  Certificate of Incorporation as
               filed with the State of Delaware on January  31,  2000,  and amended on March  20,  2000,  designating  a new  class  of
               Series B Senior Convertible Preferred Stock.
4.19*          Form of Common Stock Purchase Warrant
4.20+          Amendment to the Company's  Certificate of Incorporation as
               filed with the State of Delaware on January  31,  2000,  and amended on March  20,  2000,  designating  a new  class  of
               Series C Senior Convertible Preferred Stock
4.21*          Agreement with S.Rudnik, re: convertible debt
4.22*          Consulting Agreement with G. P. Shemano
4.23*          Form of Common Stock Purchase Warrant
4.24+          Amendment to the Company's  Certificate of Incorporation as
               filed with the State of Delaware on January 31, 2000, and amended on March 20, 2000, designating a new class of Series A Senior Convertible Preferred Stock.
4.25(i)        Common Stock Purchase Agreement,  dated December 18, 2000, by and between the Company and Torneaux Fund Ltd., which is incorporated by reference herein from our Form 8K/A filed with the Securities and Exchange Commission on December
               19, 2000.
4.25(ii)       Form of Warrant  issuable  under the Common  Stock  Purchase
               Agreement filed as Exhibit 4.25.
10.1*          Resignation Agreement dated July 21, 1999, between J. Swon and B.
               Deichl and the Company, incorporated herein by reference to the Exhibit of Form S-8 filed with the Commission on August 3, 1999.
10.2*          Resignation  Agreement dated January 28, 2000,  between M. Martin and the Company, incorporated herein by reference to the Exhibit of Form S-8 filed with the Commission on January 31, 2000.
10.3*          Employment  Agreement,  dated April 15, 1996  between the Company and Joerg Klaube, incorporated herein by reference and previously filed as an Exhibit to the Company's Form 10-KSB for the fiscal year ended December 31, 1997 with the Commission.
10.4*          Employment Agreement, dated July 1, 1999 between the Company and
               John C. Duncan.

-------
+Documents incorporated by reference to Magnitude's Annual Report filed on Form 10-KSB for the fiscal year ended December 31, 1999 with the Securities and Exchange Commission on March 30, 2000. *Incorporated by reference herein from the Company's Registration Statement on Form SB-2 and Amendments thereto, Commission File No.333-52618, filed with the Commission on December 22, 2000.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  March 23 , 2001                MAGNITUDE INFORMATION SYSTEMS, INC..



                                       By: /s/ Steven D. Rudnik
                                          ------------------------
                                                Steven D. Rudnik
                                              Chief Executive Officer

















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